UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date Of Report (Date Of Earliest Event Reported): 08/10/2006
CLEAR CHANNEL COMMUNICATIONS INC
(Exact Name of Registrant as Specified in its Charter)
Commission File Number: 001-09645

TX (State or Other Jurisdiction of Incorporation or Organization)	74-1787539 (I.R.S. Employer Identification No.)
200 E. Basse
San Antonio, TX 78209
(Address of Principal Executive Offices, Including Zip Code)
210-822-2828
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
Signature(s)
INDEX TO EXHIBITS
Underwriting Agreement
Opinion of Akin Gump Strauss Hauer & Feld LLP
Twenty-First Supplemental Indenture

Items to be Included in this Report
Item 8.01. Other Events
     On August 10, 2006, Clear Channel Communications, Inc. entered into an underwriting agreement with Banc of America Securities LLC and Credit Suisse Securities (USA) LLC for the public offering of $250 million of Clear Channel’s 6.25% Notes Due 2011. Closing of the offering occurred on August 15, 2006. The purpose of this report is to permit the registrant to file herewith those exhibits listed in Item 9.01 below.
Item 9.01. Financial Statements and Exhibits
     (c) Exhibits
1.1	Underwriting Agreement dated as of August 10, 2006 by and between Clear Channel Communications, Inc., Banc of America Securities LLC and Credit Suisse Securities (USA) LLC.

5.1	Opinion of Akin Gump Strauss Hauer & Feld LLP.

10.1	Twenty-First Supplemental Indenture dated as of August 15, 2006, to Senior Indenture dated October 1, 1997, by and between Clear Channel Communications, Inc. and The Bank of New York, as Trustee.
Signature(s)
     Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

CLEAR CHANNEL COMMUNICATIONS, INC.
Date: August 16, 2006	By:	/s/ Herbert W. Hill, Jr.
	Name:	Herbert W. Hill, Jr.
	Title:	Sr. Vice President/Chief Accounting Officer

INDEX TO EXHIBITS

1.1	Underwriting Agreement dated as of August 10, 2006 by and between Clear Channel Communications, Inc., Banc of America Securities LLC and Credit Suisse Securities (USA) LLC.

5.1	Opinion of Akin Gump Strauss Hauer & Feld LLP.

10.1	Twenty-First Supplemental Indenture dated as of August 15, 2006, to Senior Indenture dated October 1, 1997, by and between Clear Channel Communications, Inc. and The Bank of New York, as Trustee.